UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

MARKY CORP.

(Exact name of registrant as specified in its charter)

WY	32-0689703
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

San Sebastian 309, Martinica León,

Guanajuato, 37500, Mexico

+ 18609730746

email@markycopr.com

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. (X)

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ( )

Securities Act registration statement or Regulation A oggering file number to which this form relates: 333-271350

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value US$0.001 per share*

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common stock to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-271350), as amended, originally filed with the Securities and Exchange Commission on April 20, 2023 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.

3.1 Articles of Incorporation of Marky Corp. dated April 28, 2022

3.2   Bylaws dated April 28, 2022

5.1 Legal Opinion of Counsel

10.1 Loan Agreement dated April 28, 2022

23.1 Consent of of Auditor

99.1. Subscription Agreement

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on April 20, 2023.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARKY CORP.

Date: July 17, 2024

By /s/ Kos Ramirez Maximiliano

  Chief Executive Officer/Director

 (Principle Executive Officer)